                                                                      EXHIBIT 12

                            BALLY'S PARK PLACE, INC.

                CALCULATIONS OF HISTORICAL AND PRO FORMA RATIOS
                          OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  HISTORICAL
                                -------------------------------------------------------------------------------
                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                -------------------     -------------------------------------------------------
                                 1993        1992        1992        1991        1990        1989        1988
                                -------     -------     -------     -------     -------     -------     -------
Income before income taxes,
  extraordinary item and
  cumulative effect on prior
  years of change in
  accounting for income
  taxes.......................  $37,481     $14,177     $14,740     $ 5,466     $14,256     $48,296     $65,242
Add:
  Interest expense (a)........   33,891      36,227      47,960      48,951      46,334      22,294       8,400
  Amortization of capitalized
    interest..................      624         620         829         817         635         374         122
                                -------     -------     -------     -------     -------     -------     -------
Earnings available for fixed
  charges.....................  $71,996     $51,024     $63,529     $55,234     $61,225     $70,964     $73,764
                                -------     -------     -------     -------     -------     -------     -------
                                -------     -------     -------     -------     -------     -------     -------
Fixed charges:
  Interest expense (a)........  $33,891     $36,227     $47,960     $48,951     $46,334     $22,294     $ 8,400
  Capitalized interest........       39          67          74         149       2,558       6,871       9,600
                                -------     -------     -------     -------     -------     -------     -------
Total fixed charges...........  $33,930     $36,294     $48,034     $49,100     $48,892     $29,165     $18,000
                                -------     -------     -------     -------     -------     -------     -------
                                -------     -------     -------     -------     -------     -------     -------
Ratio of earnings to fixed
  charges.....................     2.1x        1.4x        1.3x        1.1x        1.3x        2.4x        4.1x
                                -------     -------     -------     -------     -------     -------     -------
                                -------     -------     -------     -------     -------     -------     -------


                                                      PRO FORMA
                                       ----------------------------------------
                                       NINE MONTHS ENDED         YEAR ENDED
                                       SEPTEMBER 30, 1993     DECEMBER 31, 1992
                                       ------------------     -----------------
Income before income taxes,
  extraordinary item and cumulative
  effect on prior years of change in
  accounting for income taxes........       $ 40,967               $19,389
Add:
  Interest expense (a)...............         30,405                43,311
  Amortization of capitalized
     interest........................            624                   829
                                          ----------          -----------------
Earnings available for fixed
  charges............................       $ 71,996               $63,529
                                          ----------          -----------------
                                          ----------          -----------------
Fixed charges:
  Interest expense (a)...............       $ 30,405               $43,311
  Capitalized interest...............             39                    74
                                          ----------          -----------------
Total fixed charges..................       $ 30,444               $43,385
                                          ----------          -----------------
                                          ----------          -----------------
Ratio of earnings to fixed charges...            2.4x                  1.5x
                                          ----------          -----------------
                                          ----------          -----------------


- ---------------

Note:
      (a) Includes amortization of debt issuance costs and discount.